EXHIBIT 99.1

Tekmira to Present at RBC Capital Markets' Healthcare Conference

VANCOUVER, British Columbia, Feb. 12, 2015 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, today announced that Dr. Mark J. Murray, Tekmira's President and CEO, will present a company overview at the 2015 RBC Capital Markets' Healthcare Conference on Tuesday, February 24, 2015 at 12:05 – 12:30 pm (PT) / 3:05 pm – 3:30 pm (ET) at The New York Palace Hotel in New York.

Webcast Information

A live webcast of the corporate overview presentation can be accessed through the Investor Section of Tekmira's website at www.tekmira.com. The webcast will be available approximately 90 minutes after the event has taken place.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical and biotechnology partners. Tekmira has been working in the field of nucleic acid delivery for over a decade, and has broad intellectual property covering its delivery technology. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, Canada and Seattle, USA.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to media@tekmira.com